UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

_______________________

Sweets & Treats, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-1391708
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

13113 Mesa Verde Way
Sylmar, California	91342-3451
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: Form S-1, File No. 333-200856

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.00001 per share
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.00001 per share, of Sweets & Treats, Inc., a Delaware corporation (“Sweets & Treats”), is qualified in its entirety by reference to the full text of the Certificate of Incorporation and Bylaws of Sweets & Treats, which are set forth as Exhibits 3.1 and 3.2 to the registration statement on Form S-1 filed on December 11, 2014 and are incorporated herein by reference.

A description of Sweets & Treats’ common stock is set forth under “Description of Securities to be Registered” in Sweets & Treats’ registration statement on Form S-1 (File No. 333-200856), filed with the U.S. Securities and Exchange Commission on December 18, 2014 and declared effective on June 5, 2015.

Item 2.	Exhibits.

Exhibit No.	Description

3.1*	Articles of Incorporation of the Registrant as filed with the Secretary of State of Delaware

3.2*	By-laws of the Registrant

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* Previously filed as equivalent exhibit number to the Registrant’s Registration Statement on Form S-1 filed on December 18, 2014 (File No. 333-200856) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Sweets & Treats, Inc.
Date: June 23, 2015	By:	/s/ Tiffany Aguayo
Tiffany Aguayo
President & Chief Executive Officer